Form C

Cover Page

Name of issuer:

The Pinball Company LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MO

Date of organization: 8/22/2006

Physical address of issuer:

6000 S Sinclair Road
Columbia MO 65203

Website of issuer:

http://www.thepinballcompany.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

500,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$500,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

3/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,691,192.00	$1,726,678.00
Cash & Cash Equivalents:	$305,936.00	$183,974.00
Accounts Receivable:	$157,419.00	$191,526.00
Short-term Debt:	$323,262.00	$265,283.00
Long-term Debt:	$528,042.00	$532,075.00
Revenues/Sales:	$7,349,645.00	$5,066,317.00
Cost of Goods Sold:	($5,472,740.00)	($3,690,015.00)
Taxes Paid:	($121.00)	($417.00)
Net Income:	$508,325.00	$241,048.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The Pinball Company LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Brooke Parks	President	The Pinball Company	2007
Nicholas Parks	CEO	The Pinball Company	2006

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Brooke Parks	President	2007
Nicholas Parks	CEO	2006

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Nicholas Parks	Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our future success depends on the quality of products that our vendors manufacture, the level of interest in such products, and profit margins on such products. The majority of our products are brand new items purchased from a variety of manufacturers.

Our future success depends on continued effectiveness of the online advertising platforms we use. If the cost per click to our website rises substantially, we may not generate the conversion rates necessary to generate a profit.

Our future success depends on continued availability of quality used pinball machines that we can purchase, refurbish, and sell. We currently sell about 300 refurbished pinball machines per year.

Our future success depends of the availability of qualified pinball technicians in the major markets we service. We currently utilize the services of around 300 independent pinball technicians to carry our our warranty and service our customers.

Our future success depends on various laws and regulations in our industry. For example, pinball machines were once outlawed in many areas of the country. We currently do not collect sales tax from customers outside our home state of Missouri. Other states may require us to collect sales tax on sales in their states which may affect consumer demand.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$500,000**
Use of Proceeds:	95% towards inventory; ; 5% towards WeFunder Fees

If we raise:	**$1,000,000**
Use of Proceeds:	50% towards inventory ; 45% paying back existing loans; 5% towards WeFunder Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $10,000,000.00 valuation cap; 20.000% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $500,000.00

Valuation Cap: $10,000,000.00

Discount Rate: 80%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $100,000.00 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 6% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Early-Bird: Investors investing in the first $500,000.00, will receive a valuation cap of $8,000,000.00

Conversion and Repayment

(a) Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities ("Equity Securities") to investors (the "Investors") on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than $1,000,000 (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a "Qualified Financing"), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into Equity Securities sold in the Qualified Financing at a conversion price equal to the lesser of (i) the cash price paid per unit for Equity Securities by the Investors in the Qualified Financing multiplied by 0.80, and (ii) the quotient resulting from dividing $10,000,000 by the number of outstanding shares of the Company as of the date of the Note

(b) Maturity Date Conversion. In the event that this Note remains outstanding on the Maturity Date, then the outstanding principal balance of this Note and any unpaid accrued interest shall automatically without any further action by the Holder convert as of the Maturity Date into shares of a newly created series of the Company's preferred units on the terms and conditions set forth on Exhibit A at a conversion price equal to the quotient resulting from dividing $10,000,000 by the number of outstanding shares of Units of the Company as of the date of the Note

(c) Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal. For purposes of this Note, a "Change of Control" means (i) a consolidation or merger

of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

Pro Rata Rights: *Private Sales for Major Investors.* Investors who invest at least $100,000.00 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the Notes.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a unitholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a unitholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the Units the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Units by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

This is an LLC with no issued units.

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

No Units have been authorized yet. However, Preferred and Common Units will be authorized. If there is a conversion event, investors in this Offering will receive Preferred Units, with liquidation preferences and no voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Units, Investors may receive a number of shares of Preferred Units calculated as either the conversion price equal to
the lesser of (i)
80% of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $10,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's units as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Central Bank
Issue date	06/22/15
Amount	$300,000.00
Outstanding principal plus interest	$300,000.00 as of 11/09/18
Interest rate	5.0% per annum
Maturity date	09/09/18
Current with payments	Yes

This loan has been extended at will by the Company and is collateralized by the Company's inventory

Loan

Lender	Central Bank
Issue date	09/22/15
Amount	$250,000.00
Outstanding principal plus interest	$160,000.00 as of 11/09/18
Interest rate	5.0% per annum
Maturity date	09/09/18
Current with payments	Yes

This loan has been extended at will by the company and is collateralized by the Company's inventory

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Twelve years ago, we began selling new and used pinball machines. Over the years we started adding arcade games, air hockey, foosball, jukeboxes and more. These days, we refurbish around 300 pinball machines per year and sell around 2000 machines total. Our customers love us because of our easy to navigate website, cream of the crop machines, and quality customer service that makes you feel like part of the family.

We aim to expand our locations to be within a days' drive of 80% of our customers. This will allow us to better serve the commercial market that's been going strong and the emerging market of everyday consumers who want something different for their home entertainment. By being close to our customers we'll be able to take care of everything personally, from sales to delivery and setup to maintenance. This gives them the best experience while allowing us to save on outsourcing.

Milestones

The Pinball Company LLC was incorporated in the State of Missouri in August 2006.

Since then, we have:

- $7.3 million in revenue in 2017 with 50% YoY growth.

- Emerging market of everyday consumers shopping for their home entertainment.

- We have the largest selection of modern pinball machines in the country.

- Over 265,000 Facebook fans.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $7,349,645 compared to the year ended December 31, 2016, when the Company had revenues of $5,066,317. Our gross margin was 174.46% in fiscal year 2017, compared to 172.83% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $1,691,192, including $305,936 in cash. As of December 31, 2016, the Company had $1,726,678 in total assets, including $183,974 in cash.

- *Net Income.* The Company has had net income of $508,325 and net income of $241,048 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $851,304 for the fiscal year ended December 31, 2017 and $797,358 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To date the company has been financed with $550,000 in loans, as well as capital contributions from the founder which have all been paid off. The company also has access to a line of credit if they require it.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

The Pinball Company LLC cash in hand is $370,379, as of November 2018. Over the last three months, revenues have averaged $450,000/month, cost of goods sold has averaged $348,000/month, and operational expenses have averaged $67,000/month, for an average net margin of $35,000 per month.

Since the period our financials cover, we have continued to add to inventory levels to stock more products and open more showrooms. We have seen a larger percentage of new machines as compared to refurbished machines.

In the next 3-6 months, we expect to see some changes in our revenues. November and December are our strongest months. We anticipate a record holiday sales period. We have access to lines of credit and loans to finance inventory purchases. With great cash flows, we have been able to maintain low debt ratios. Our expenses will remain the same.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://thepinballcompany.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

The Pinball Company Convertible Note
The Pinball Company Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Brooke Parks
Nicholas Parks

Appendix E: Supporting Documents

The_Pinball_Company__LLC_-_Operating_Agreement.pdf



INVEST IN THE PINBALL COMPANY

maximum target met

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Pinball and home game sales are surging: Invest in the industry leader

Twelve years ago, we began selling new and used pinball machines. Over the years we started adding arcade games, air hockey, foosball, jukeboxes and more. These days, we refurbish around 300 pinball machines per year and sell around 2000 machines total. Our customers love us because of our easy to navigate website, cream of the crop machines, and quality customer service that makes you feel like part of the family.

Nic Parks
CEO
I founded The Pinball Company in 2006. I believe we can rapidly grow the number of households with a pinball machine.


ARCADE

The largest selection of modern era pinball machines for sale in the country!

Why you may want to invest

1. $7.3 million in revenue in 2017 with 50% YoY growth.
2. Emerging market of everyday consumers shopping for their home entertainment.
3. We have the largest selection of modern pinball machines in the country.
4. Over 265,000 Facebook fans.

$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

~~$10M~~ **$8M** valuation cap

First $500K investors of this fundraise will invest in a convertible note with a $8M valuation cap.

6% interest
20% discount
$100K+ pro rata right threshold

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $8M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$10,000+
Get a personal meeting with owners, Nic and Brooke Parks, via Skype or in person at our headquarters in Columbia, MO.

retail b2c

Our Ambition

We aim to expand our locations to be within a days' drive of 80% of our customers. This will allow us to better serve the commercial market that's been going strong and the emerging market of everyday consumers who want something different for their home entertainment. By being close to our customers we'll be able to take care of everything personally, from sales to delivery and setup to maintenance. This gives them the best experience while allowing us to save on outsourcing.

thepinballcompany.com

Columbia, Missouri

Why I Like The Pinball Company

I purchased the Addams Family pinball machine through The Pinball Company. Their delivery service delivered and set up the machine (we live in California). I have called The Pinball Company a couple of times with questions regarding the pinball machine. Nic and Brooke (the owners) are very professional and courteous.

David B.
CUSTOMER

THE BUZZ ABOUT THE PINBALL COMPANY

Designed by Dan and Nathan Goett, with stunning art by Jon Chad, coupled with sounds and music from the classic TV show, The Jetsons pinball machine will be one cool flippin' experience! The LED lighting and the full colour 15" LCD dot-matrix system will give your peepers something pretty cool to stare at! According to The Pinball Company and Spooky Pinball, the rule-set of this full featured pinball machine will be action packed and easy to learn for the whole family.

Ausretro Gamer
Australian Retro Gamer E-Zine

Sites like Gameroom Champ and The Pinball Company offer an impressive arsenal of arcade-ready, modern-era pinball machines—new and used—ranging from $2,500 to $10,000.

John Elliot
Writer for Mansion Global

Very Happy Corvette Owner!! I was extremely please with the prompt delivery of my Corvette Pinball machine. The packaging for shipment was perfect to keep from damaging the machine as it went down two sets of stairs. The Pinball Machine looked just like new and worked perfectly! the follow up support by Brooke was great. Thank you from another satisfied customer!!

Bill A.
Customer

I purchased the Big Buck Hunter Pinball machine as a christmas gift for my wife. I can not tell you how pleased I am with it. I know my wife will love it as well. My son and I accepted delivery in MA and transported the machine to our cabin in Maine. Following the instructions, set up was a breeze. The theme of this game fits perfectly with our remote cabin in the Maine woods. The machine was very well packaged and arrived in super condition.

Mark S.
Customer

Just wanted to drop a note of appreciation to you all. Our machine arrived safe and sound yesterday and we're just thrilled. Exactly as you said, it's in superb condition and all functions operate perfectly. It is all we could have asked for and a wonderful addition to our game room.After our horrible experience w/another source, we nearly decided to let the idea of a Pinball machine go because it was too much risk buying unseen goods. We're so glad we made the call to The Pinball Company. The product is precisely as advertised, your packaging for shipment was well beyond what could have been expected and the delivery/setup process went just fine.Thank you for a job very well done

Larry and Pat

Customers

I received my Whitewater pinball today in very excellent condition. I could not believe how well it was prepared for shipping. When I saw the machine strapped to a very substantial shipping pallet, encased with numerous layers of plastic wrap, cardboard edge protectors, three shipping blankets, the legs individually wrapped, and un-packing and set up directions conveniently attached to the top I could tell that I was dealing with a very professional organization. My quest for Whitewater took me to many shady and some absolutely non-legit "companies" that I was shocked to come in contact with. I did find a few companies that seemed reasonable and trustworthy but none of them even came close to impressing me as The Pinball Company has.

Mark B.

Customer

I just wanted to thank you for being so supportive and helpful. You have really gone above any customer support that I have ever had. I do highly recommend your company to anyone that asks where I got my pinball machine and I let them know just how far you guys go to make sure the product is in top working condition. So again, thanks for everything!

Morgan F.

Customer

Let me begin by stating I normally do not provide a testimonial, however in this case I felt it necessary. I selected The Pinball Company for our most recent purchase of gaming equipment. The purchase amount was close to $20,000.00, so it was very important to find the right organization to conduct business with. From the very first phone call to the delivery of our order, Brooke was on top of everything. I found The Pinball Company to be first class, with true customer service and follow through. Everything was delivered as Brooke indicated and she kept me informed during the waiting period. I would encourage anyone who is interested in entertainment equipment, either large or small to contact The Pinball Company.

Michael W.

Customer

I have never written a testimonial for any purchase I have ever made but felt the need to do so after working with Nic and Brooke. Your knowledge and patience in helping me select a pinball machine for my family was endless. I surely would have made the wrong selection without your input!!! You took so much time to help me determine which machine would be the perfect one for us. My kids and husband LOVE Monster Bash. I was impressed that anyone would spend so much time on the phone with me teaching me all I need to know about the different games. You both have such a passion for your work and you made this process so enjoyable for me. Thanks for all your help.

Debbie S.

Customer

Experience, service and trust are characteristics not often found in a company. I am happy to say that all three exist in The Pinball Company. Nic and his staff have responded to all my needs and provided my family with quality pinball games we will enjoy for many years. No matter what the distance, The Pinball Company has reached out to provide service and earn my trust. They do a great job!

Tom F.

Customer

OUR TOWN: Father, son pinball machine technicians, enthusiasts

The first pinball machine Dan Goett, 46, bought was a 1990 Whirlwind. It had only one working bulb and was covered in dirt. The fan at the top of the machine, used to blow on the player to simulate the feeling of being in a tornado, was missing.

August 20, 2018 @ columbiatribune.com

Pinball Magazine

Flip Expo was held April 21 and 22 in Le Treport, France. Other new and uncommon games present at the show include: Total Nuclear Annihilation (Spooky Pinball), Rob Zombie (Spooky Pinball), The Big Lebowski (Dutch Pinball), The Jetsons (The Pinball

August 20, 2018 @ pinball-magazine.com

Pinball News - First and Free

The game is actually the product of Nic Park's The Pinball Company which is based in Columbia, Missouri and which also produced the relaunched Gameroom Magazine. Nic is having the game built by Spooky Pinball in Benton, Wisconsin, for purchase

August 20, 2018 @ pinballnews.com

2018's 20 Under 40 | Columbia Business Times

Nominate for the 2019 class today! It's time to congratulate CBT 's 20 Under 40 class of 2018. The men and women of this class are talented, hard-working individuals. They're leaders, they're innovators, and they're not sitting still. Each 20 Under 40

December 28, 2017 @ columbiabusinesstimes.com

2018's 20 Under 40: Nic Parks, The Pinball Company and Parks Amusements - Pinballer

2018's 20 Under 40: Nic Parks, The Pinball Company and Parks Amusements - Columbia Business TimesColumbia Business Timeshttp://columbiabusinesstimes.com/2017/12/22/2018s-20-40-nic-parks-pinball-

December 22, 2017 @ pinballer.info

The Jetsons Gameplay Stream - Five Things Seen/Heard/Learned - This Week in Pinball

Exciting times in pinball! Thursday evening, Dead Flip (Twitch, Facebook, Twitter) went up to Benton, Wisconsin to visit Spooky Pinball and stream both The Jetsons and Total Nuclear Annihilation. Below are Five Things that were seen/heard/learned

August 18, 2017 @ thisweekinpinball.com

May: Closer Look | Columbia Business Times

The Pinball Company While working in St. Louis for a company that dabbled in game room and arcade items, Nic Parks quickly recognized there was an increasing demand for these products. Soon after, in 2006, he launched The Pinball Company, and the

April 25, 2017 @ columbiabusinesstimes.com

Revival of pinball launches top players, a prosperous business

COLUMBIA - On a Monday evening in late February, 32 men and women crowded around the nine pinball machines at Lazer Lanes. A small pinball tournament, called "Como Strikes V" was being held by the Columbia Pinball League, and some of the

April 18, 2017 @ columbiamissourian.com

The Pinball Company | AUSRETROGAMER

Meet George Jetson, his boy Elroy, daughter Judy, Jane, his wife! We loved The Jetsons cartoon, so when The Pinball Company and Spooky Pinball announced The Jetsons Pinball Machine, our collective interest was piqued! Designed by Dan and

January 31, 2017 @ ausretrogamer.com

Episode 99 - Meet Punky Willy...His Boy Elroy...

This week, Don and Jeff are joined by Jessica DeNardo to discuss new pins, THE WEATHER, our favorite and least favorite solid state Gottlieb's, and answer a bunch of listener comments. Join us as we whisk you off to dreamland...

January 31, 2017 @ thepinballpodcast.com

Spooky Pinball & The Pinball Company Announce The Jetsons!

Spooky Pinball and The Pinball Company have announced their first machine together, The Jetsons! The game will be The Pinball Company's First and Spooky Pinball's Fourth machine. This is an action packed, easy to learn, full featured pinball

January 30, 2017 @ arcadeanimal.net

The Jetsons Pinball Announced By The Pinball Company & Spooky Pinball - Arcade Heroes

Pinball news has been hitting the wires like never before over the past year and for now, it seems that will continue. Not all makers of new pinball machines are looking for mass production numbers however,creating a niche within the pinball niche

January 30, 2017 @ arcadeheroes.com

Smart Home: How to Build a Better Game Room

Billiards and ping pong tables are passe. If you're looking to impress guests, or just entertain yourself, you'll need a game room with a bit more byte. Below we've outlined the ultimate next-gen gaming setup, as well as some options for the classics

August 30, 2016 @ mansionglobal.com

Fun for sale: Pinball, arcade business is on a roll

The appeal of arcade games and pinball machines is alive and well in people's homes, and Nic Parks, president of the Pinball Company, has found a way to sell to these people. "Ninety-five percent of my business is done over the Internet, with 2,000

May 29, 2007 @ stltoday.com

There's a Reason Why Pinball's Making a Comeback

Perhaps you wouldn't believe me if I told you that at a time when money was scarce, pinball made more than the movie industry, becoming notorious for "stealing lunch money from kids." It's true. It shouldn't come as a surprise then that pinball is making a come back, with competitions increasing by nearly a hundredfold since 2006. At The Pinball Company, we're personally witnessing the revival.



Fiorello LaGuardia, NYC mayor from 1934-45, smashing pinball machines that were confiscated in his war against pinball.

For Your Amusement: Pinball, Foosball, Jukeboxes and More

At The Pinball Company, we sell new and refurbished pinball machines. Most of the refurbished machines we sold in the last decade have doubled in value. But if pinball isn't your style, you can also choose from quality arcade machines, ranging from foosball to jukeboxes. We have less than 300 units but unlike our competitors we only sell the cream of the crop. But that's not the only thing that makes us different.



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Free Marketing from Google

Google "buy pinball machine" and The Pinball Company shows up on the front page organically. That's free marketing, funneling over 1,000 visitors to our site per day, making up 365K of our 1M+ visitors per year. And we don't have to do a thing, except, of course, to keep building our brand.


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Great Sales Growth With a Focus on Service

When you call with a question or concern, my wife and I personally answer the phone. Despite steady growth, we're as dedicated to your satisfaction today as we were on day one. And if your machine needs repair, we have an extensive network of over 300 technicians worldwide who will come to your aid.

Our only regret is that we don't have an in house delivery and set up system for when you first buy a machine. That's why we want to open distribution hubs within a days drive of 80% of our customers within 10 years, starting with Chicago, home to thousands of facebook fans and hundreds of customers. We'll personally deliver and set up your machine so that you have the best experience and we save on outsourcing costs.

Help Us Bring Pinball Closer to You

We would like to place pinball machines in showrooms in many major markets. Money raised will be used to increase inventory that can be placed closer to our customers. We hope to open distribution hubs that will greatly increase accessibility to our products and drastically reduce shipping times.

Strong Sales Growth!

$4.9M	50%	$7.3M	265,000+
in revenue in 2016	year over year growth in 2017	in revenue in 2017	Facebook Fans

Meet the Founders



Nic Parks

CEO

I founded The Pinball Company in 2006. I believe we can rapidly grow the number of households with a pinball machine.



Brooke Parks

President

Oversees all company operations, Customer Service Manager, MBA in Business

AND THE REST OF THE TEAM



Mark Montgomery

Technician

Experienced pinball technician and repair expert



Dan Goett

Lead Pinball Technician

Field Service Engineer, Expertise and attention to detail in refurbishing pinball machines



Nathan Goett

Technician

Talented young technician with expertise in pinball repair

Interview

− COLLAPSE ALL

WF: Who are you and what is The Pinball Company? ^

TP: My name is Nic Parks, and I'm the CEO of The Pinball Company. We started 12 years ago, in 2006, mainly selling new and used pinball machines. Over the years, we've slowly added products like arcade games, air hockey and foosball tables, jukeboxes, pretty much anything you would want for a home game room.

After I got my MBA at the University of Missouri and while I was applying to Ph.D. programs, I worked at a retailer in St. Louis. The 50,000-square-foot store focused on game room products like pool tables, arcade games, home theater seating, and other home items. In one corner, the store sold pinball machines and arcade games. It's common to sell pool tables and other rec room furniture, but pinball machines were rare to find in a retail setting.

I did some research and found out that there was nobody really selling pinball machines online. There was one company in Florida that seemed to be doing well. It just seemed like I could build a better website because I'd been building websites since 1997. I applied my business knowledge, my knowledge of the game room business, and my web development experience to form The Pinball Company.

WF: What is the market like right now? ^

TP: When we started, a couple of online game room retailers had been open for a couple of years. By 2006, when we started, Google AdWords was the main way to get your website noticed. At the time, less than 10% of new pinball machines were heading toward homes. Most machines were still going to traditional arcades, restaurants, bowling alleys, etc. and that was a small number compared to what it was in the '90s and earlier.

Pinball was competing with arcade games in the '90s, and it ultimately lost because pinball machines were harder to maintain and didn't earn as much revenue as Ms. Pac-Mans and some of the other games that came out in the '90s like Mortal Kombat and NBA Jam. Back in the 1970s, the arcade was mainly all pinball, and then in the early 1980s, you got Ms. Pac-Man and then Galaga and games like that. Those games started to take over the game room. You still had pinball hanging in there, but in the '90s pinball was on its way out on the commercial side.

We thought there was a big market for home pinball sales, and today a large percentage of new pinball machines go to homes. The commercial market is also coming back. Barcades — bars that feature arcade and pinball games — are opening everywhere. Pinball's seen a resurgence and manufacturers are doing well. You've got three or four game manufacturers all competing.

We played a role in opening up the consumers' eyes to the fact that they could own a pinball machine in their home. We've seen huge growth in the last 12 years. The refurbished machines we sell have appreciated in value. Most of them have at least doubled in value.

WF: What exactly does The Pinball Company do? If I walked into an arcade, what percentage of the games might be from The Pinball Company? ^

TP: We don't produce any machines. We only sell what's being produced, and we buy used machines and refurbish them. More than 50% of our sales are pinball machines, but we also sell a lot of the arcade game that you'd see in places like Dave & Buster's or arcades. We sell a lot of classic games like Ms. Pac-Man and Galaga, and we're one of the largest retailers of Golden Tee machines, driving games, and shooting games like Big Buck Hunter. We sell crane machines, redemption games like Skee-Ball, Pop-A-Shot, air hockey, and pretty much everything that you see in a commercial arcade.

WF: How do you compare to competitors?

TP: There are a couple things that we do better than anyone else and that keep any newcomers at bay. Our website has a 12-year history under ThePinballCompany.com URL. The site is very relevant because it has a lot of pinball machines, a lot of information about pinball machines, and we put a lot of general information about what to look for when you're buying a pinball machine. Search engines like Google or Bing know that we're about pinball, and they know we have a long-standing website that is focused on pinball. If you go to those browsers and type in "buy a pinball machine" or "pinball machines for sale," The Pinball Company is going to show up number one in organic listings most of the time. That's great because that's marketing we don't have to pay for. We get over 1,000 website visitors a day from those organic listings.

A lot of our competitors may sell 500 products but only sell new pinball machines. Their website is not as relevant to pinball as ours is. We have less than 300 SKUs, and over 100 of those are pinball machines. A large percent of our website is dedicated to pinball. We could list 50 different air hockey tables and 50 different foosball tables on our website if we wanted. Instead, we only list the top air hockey models or foosball models that we sell. We streamline the website to have a lot of categories and a lot of products and be able to outfit an entire game room, but most of the website is dedicated to pinball.

Our second advantage over any competition is our focus on service. Despite our high sales volume, the company is still run like a family business. When you call the phone number on the website or send an email, most of the time my wife and I are answering that. Our competitive advantage is that running this company is our main focus in life. We work very hard, and that plays out in being able to convert our online traffic to sales and maintaining our good reputation in terms of online reviews. A lot of those customers become repeat buyers and tell their friends about the good experiences they had with The Pinball Company.

WF: How do your prices compare with other retailers?

TP: We price match on new machines, and everyone pretty much advertises at the lowest price the manufacturers allow, so every company is on the same page there. Some companies offer free shipping and will do different promotions to try to steer customers toward them. We focus on service and selection. We have the largest selection of pinball machines in the country, and without a doubt, we give the best service. It's very easy to lower your prices. It's much harder to be a leader in service and selection

Our clients are not the most price-sensitive people. If they visit three websites, they are probably going to buy from the site that was easiest to navigate, most attractive, or had the best selection. And when they were finally ready to buy, they called or emailed and got a quick response from someone who was knowledgeable and friendly. In the end, if a customer says another company is lower, we'll match the price, or if another company is offering free shipping, we'll do free shipping also. It's whatever we have to do sometimes.

WF: How do you measure success?

TP: For 12 years, I created the website, and I've been in charge of the marketing, so success for me a lot of times is just seeing that the number of unique visitors to our website is growing every year. I initially created the website and a lot of that is still my focus, but now I have a team of people who will continue to improve the website. My goal is still to make it to where I feel it's high-converting so it has a lot of information. Customers don't need to call, the website has all the information they need right there.

My wife is always looking at our sales numbers. I know if I continue to have a steady stream of unique visitors to our website, then the phones are going to ring and the emails are going to come in. There's nobody better than my wife on the operations side of this business. Our vendors love her. Our logistics company and our trucking companies love her. She's such a hard worker and very organized. All of our customers love her, so she's the best person to be answering the phones. A couple of years ago, I made her president of the company because she is its heart and soul. She handles 80% of the call volume, she writes up orders, she does the accounting. She's very important.

Success for her is going to be in the sales numbers, but success for me is trying to keep the website traffic up because if the phones aren't ringing, she looks over at me and says, "Are our ads still running?" I think it's a good partnership. We grew 50% last year, and we're up 20% this year, year over year. We want to grow steadily and still provide a higher level of customer service. Growing means opening more offices and more people manning phones that aren't us, but it's time. It's hard for us to go from being a small company to a mid-sized company that is growing its offices or its locations outside of just where we are now.

WF: How is your revenue growing?

TP: It's grown 20% year over year. I'm just looking at merchandise sales plus delivery charges, and you're looking at $4.9 million in 2016 and $7.2 million in 2017. This year we're on pace for something like $8.6 million. Holidays sales mean we pick up more business at the end of the year so we think we can get that number to $9 million. That's with my wife and I still handling 90% of the business.

I have some other people who answer the phones from time to time, and sometimes there are three or four lines ringing, so my wife and I can't handle it, but I'm still doing 100% of the emails and live chats. My wife and I can process a lot of orders, but we're ready to expand. We've got someone in training right now, and we're planning on opening an office in Chicago with another dedicated salesperson there. If we're going to reach our five and ten-year goals, it's going to have to involve adding more staff.

WF: What problem in the industry are you trying to fix?

TP: The biggest challenge in our industry is giving customers a good delivery experience. You're delivering $5,000 pinball machines into people's homes, and right now there's pretty much one company for the whole industry doing so-called white-glove delivery where they bring it into the house and assemble it. But time and time again, they're letting our customers down by saying they don't assemble the machine when they are of course under contract to do that work. The workers are from hundreds of various small moving companies in all these various cities, so it's all subcontracted and they're always trying to get out of it. Most of them have never put together a pinball machine. That's the problem we want to fix.

If customers get a machine and it has problems, we have an extensive network of over 300 technicians nationwide. But the delivery itself could go bad, and we want to fix that. Our five-year goal is to provide delivery and set-up for our machines in customers homes. We want to deliver it in a Pinball Company truck with a crew wearing Pinball Company shirts. They not only will set up the machine, but they show customers how to change the volume and work basic settings. Our goal is for 50% of all the pinball machines that we sell to be delivered and set up by someone in a Pinball Company truck with a Pinball Company shirt on. The ten-year goal would be to move that number to 80%.

What this means is that we're going to open distribution hubs that are very lean and mean but still provide inventory for people to come and look at. We want a showroom with roughly 100 modern era pinball machines within a day's drive of 80% of our customers within 10 years. That means we'll also be able to deliver and set up machines at a low cost. And whenever they have an issue with their pinball machine, we can service it with our own staff people in those major markets with our distribution centers.

WF: How big is this market and how do you think about the evolution of the demand for this merchandise?

TP: Around 2010, there was one pinball manufacturer that really struggled because the commercial market was soft although sales to home buyers had been picking up. A lot of commercial locations were just trying to be lean and mean and operate equipment that was earning a lot of money and needed low maintenance, so pinball machines didn't foot the bill. Certain pinball companies survived with some investment during that period, but our sales were pretty good. The people that we cater to were still spending money. That was the case if you look at high-end luxury goods like purses, watches, cars, yachts. They still get purchased when the economy stalls. The most important thing that makes us a little bit recession-proof is The Pinball Company is the leading seller of refurbished pinball machines. So even if new pinball was dead, and manufacturers know it's strong right now, we would still be able to buy used machines, refurbish them, and sell them. We have smaller margins on new pinball machines, but our used machines that people want have higher margins, and we're the place to go in the country that has the largest selection. There are people who save up or make payments and buy a pinball machine, but they're in the minority. Most people are business owners and higher income earners, and we're just scratching the surface of those people. Right now, we are only serving the people who are looking for our product by going online and searching "buy a pinball machine" or something like that. There are over 1 million people a year coming to our website because they searching for our products. We want to market our product to people who don't even know that you can buy a pinball machine.

We have thousands of Facebook fans in Chicago. We have hundreds of customers who have bought from us in Chicago that we'd like to re-engage with. There are huge communities of pinball players in those markets that we can market to with sales events and charity events. Marketing to people who don't even know they want a pinball machine is going to increase our business at least 10-fold. If you look at the top 1% of income earners out there, and you say at least a certain percentage of those people would be interested in buying a pinball machine because they have the income and the place to put a machine, that number is huge. We have had close to 10,000 customers in 12 years, and we can easily be doing 10,000 a year. The market is just so untapped, and there's nobody spending money on opening showrooms that have a hundred pinball machines in them, marketing them, and spending dollars on cable ads or YouTube video ads. That's all part our five and ten-year plans.

New pinball machine sales from all manufacturers will probably reach $100 million. The Pinball Company should be selling at least a quarter of those machines. I think $25 million is an easy number to get to over the next five years. I think we can shoot past $25 million and much higher in the next 10 years by marketing to people who don't even know they want a pinball machine.

WF: What are you worried about?

TP: We want to grow slowly but steadily so that we guarantee the same level of service we do now. If we open eight offices, we will be within a day's drive of 80% of our customers. That's with new offices in Denver, Florida, Atlanta, Chicago, New York, Dallas, Las Vegas, and Seattle. I want to have all of those locations covered because I want to provide high levels of service in terms of delivering those machines and servicing those machines from our company. We spend tens of thousands of dollars every year on warranty costs, and all of that money goes to people who are not employed by us. They're charging $75 to $100 an hour, and we're paying those bills on the warranty. We don't have a service business. We pay $500 to $600 to have someone else deliver a pinball machine into someone's home. If I have a local office, it would cost me a fraction of that and I could provide a higher level of service. You're saving money on shipping, on your service work, on your warranty work, and creating a service business where you can actually make money servicing pinball machines.

As we grow, my biggest concern is maintaining that small business feel. When a customer is able to reach a business owner over the phone about an issue, the customer has some level of confidence that the issue is going to be handled. We want to maintain that, and I want customers to have the same feeling about working with a salesperson in Chicago as they would have if they were talking to me and my wife. The salesperson in Chicago was great. The guy who came out and delivered our pinball machine in Chicago was great. When we have that accomplished, then we're ready for the next city.

It's all about hiring the right people. I'm worried that those people are going to be hard to find, and it's going to take more time than we thought to get those offices running the way that we want. Logistically, we can open those offices very easily, fill them full of product, and market them. But being able to provide a high level of service like we do now is going to be challenging. I have some worries, but I'm confident that over time, we'll be able to have a great service network, great salespeople, and great technicians in all of those major cities.

WF: How would you describe your company culture?

TP: People who know us know that we are the company to go to in our industry. A lot of them have looked around at other companies and maybe had bad experiences with one, but after doing business with us, they only want to do business with us. That speaks to me and my wife and how hard we work, and it speaks to the company culture that all of my employees share. We have three full-time technicians, warehouse workers, and other support office staff. They're all good people. The company culture that we have here is so important. It's the fact that they don't call me or my wife their bosses. We're all family here. We hope to extend our family into Chicago and other cities by hiring really great people who are friendly, who are team players, and who honestly want to help customers enjoy their machines. We're committed to the culture and to maintaining a high level of service.

Nothing is more important than customer service, especially with the clientele that we deal with. Our target customers expect good service, and they appreciate it. With high-value goods like this, a lot of people are just buying things online. They're not used to being able to pick up the phone or email and have a friendly conversation with someone who's knowledgeable about the product. We do a good job with that.

WF: How much of your sales are made online?

TP: More than 50% of our orders come from online, which means we usually don't talk to the customer directly. That tells us that the website is doing a good job of informing people enough that they're willing to spend thousands of dollars with just a few clicks. A lot of those people are filled with confidence by our brand and the picture of my wife and me on the front page of our website. You don't just create that confidence out of thin air. We've put a lot of work into instilling confidence in our brand and our people. But when customers do pick up the phone to call, we answer.

WF: What's the projected timeframe for your expansion?

TP: My goal is to have the Chicago office open by November. I believe we will sell between 100 and 200 pinball machines in Chicago next year. We can easily add over $1 million in sales by having a showroom in Chicago. At a minimum, we'll cover our costs of opening an office there and be able to provide a high level of service.

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RISKS

1 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

2 Our future success depends on the quality of products that our vendors manufacture, the level of interest in such products, and profit margins on such products. The majority of our products are brand

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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The Pinball Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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